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                                                                   EXHIBIT 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-4 Registration Statement of our report dated February 6, 1998 on the consolidated financial statements of Grand Casinos, Inc. and Subsidiaries included within Grand Casinos Inc.'s Form 10-K for the year ended December 28, 1997 and to all references to our Firm included in this Form S-4 Registration Statement.

                                       /s/ ARTHUR ANDERSEN LLP

Minneapolis, Minnesota
January 15, 1999